EXHIBIT 10.215

                                 PROMISSORY NOTE

                                                            Glendale, California

$75,000.00                                                      January 21, 2000

     FOR VALUE RECEIVED, the undersigned, Dasibi China, Inc., a California corporation (hereinafter referred to as the "Maker"), with its address at 506 Paula Avenue, Glendale, California 91201, agrees and promises to pay to the order of Britannica Associates, Ltd. (hereinafter referred to as the "Holder"), at 3rd Floor, Omar Hodge Building, Wickhams, #362, Rhodestown Tortola, British Virgin Islands, or such other place as the Holder may designate in writing, in coin or currenty of the United States of America, which at the time of payment is legal tender for the payment of public and private debts, the principal sum of seventy five thousand dollars ($75,000), together with interest thereon at the ten per cent (10%) per annum, from the date herof until maturity, as hereinafter provided. The principal balance of this Promissory Note (hereinafter referred to as the "Note"), together with all interest then accrued and unpaid, shall be due and payable on the date sixty days from the date hereof.

     This Note, and the payment hereof, is guaranteed by Pollution Research and Control Corp., 506 Paula Avenue, Glendale, California 91201, owner of record and beneficially of all of the issued and outstanding shares of common stock, $.01 par value per share, of the Maker.

     The Maker may prepay any part or all of this Note at any time without penalty. Each payment or pre-payment made by the Maker hereunder shall be applied first to the payment or rep- payment of accrued and unpaid interest, if any, due on the unpaid principal balance of this Note and the remainder of each payment or pre-payment made by the Maker shall be applied to the reduction of the unpaid principal balance hereof.

     If default is made in the payment of this Note, as and when the same is or becomes due the Holder may, after notice and failure to cure as hereinafter provided, without additional notice or demand, declare the entire unpaid principal balance hereof and accrued and unpaid interst, if any, at once due and payable.

     Except as otherwise specifically set out herein, the Maker waives demand and presentment for payment, notice of non-payment, protest, notice of protest, notice of acceleration of the indebtedness due hereunder, and agrees that the time of payments hereof may be extended without notice at any time and from time-to-time, and for periods of time for a term or terms in excess of the original term without notice or consideration to, or consent from the Maker without same constituting a waiver of the Holder's rights under this Note.

     If payment is not received by the tenth day after it is due, then the Holder agrees to give written notice of such to the Maker. If payment is not received within five days of said notice then the Holder may at his election accelerate this Note. The Holder may charge a late charge of two per cent (2%) of the amount of the payment received after the tenth day such payment is due.

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     If the entire outstanding principal balance becomes due, the Maker agrees to pay the Holder's reasonable costs (including reasonable attorney's fees and court costs) in collecting this Note, including the reasonable costs of obtaining and enforcing a judgment for any balance due on this Note.

     This Note has been executed in the City identified in the heading and delivered to the Holder at the address stated herein. It is to be performed, in whole or in part, in the State of California, and the laws of such state shall govern the validity, construction, enforcement and interpretation of this Note. Jurisdiction and venue for any action hereunder shall be in the County of the City identified in the heading.

     The Maker represents that it is duly authorized and empowered to enter into, deliver, perform and be fully bound by all of the terms, provisions and conditions of this Note. The Maker also represents that the making and delivery of this Note, and the performance of any agreement or instrument made in connection herewith, does not conflict with or violate any other agreement to which the Maker is a party.

     No provision of this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by law, and in the event of any such excess, neither the Maker nor its successors or assigns shall be obligated to pay any such excess to the extent that it is more than the amount permitted by law. If an excess amount is received, charged, collected or applied as interest, it shall automatically be made so as to reduce the rate to that permitted by law and any excess interest then received, charged or collected shall be applied to reduce the amount of any collateral to which the Holder is entitled.

     In the event that any word, phrase, clause, sentence or other provision hereof shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

     IN WITNESS HEREOF, this Note is executed on the date and year above written.

                                DASIBI CHINA, INC.



                                By:  /s/ Albert E. Gosselin, President